STOCK OPTION AGREEMENT

      This STOCK OPTION AGREEMENT ("Agreement") is entered into this 19th day of February, 1999, by and between Advanced Financial, Inc., a Delaware corporation (the "Corporation"), and Kenneth H. Koger (the "Optionee");

      WITNESSETH:

      WHEREAS, the Optionee has provided valuable services to the Corporation in exchange for this stock option and has requested that the Corporation grant the stock option to Optionee;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Option. The Corporation hereby grants to Optionee the right and option to purchase, subject to the terms and conditions hereof, an aggregate of 50,000 shares ("Shares") of common stock, $0.001 par value per share ("Common Stock") at an option price of Fifty Cents ($0.50) per Share, subject to adjustment as hereinafter set forth (the "Option"). The Option may be exercised in whole at any time, or in part from time to time, until expiration of the Option as provided herein.

      2. Expiration of Option. The term of the Option shall expire on the tenth anniversary of the date hereof.

      3. Exercise of Option. Optionee may exercise the Option, in whole or in part, by providing to the Secretary of the Corporation the following:

           (a) written notice of the exercise of the Option, specifying the number of Shares to be purchased and containing such other information as the Secretary of the Corporation may request, including without limitation the Optionee's social security number; and

           (b) payment in full of the option price for such Shares in cash (including by cashier's check or money order).

      4.   Issuance of Shares.

           (a) No Shares shall be issued or sold pursuant to the exercise of the Option until: (i) such Shares are qualified for sale under such securities laws and regulations as may be deemed by the Board of Directors of the Corporation to be applicable thereto and (ii) Optionee agrees in writing to such restrictions upon the subsequent transfer of such Shares as may reasonably be deemed necessary by the Board of Directors of the Corporation to insure that Optionee will not sell or otherwise dispose of such Shares in transactions which, in the opinion of counsel for the Corporation, may violate the federal securities laws.


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           (b) Optionee  shall have none of the rights of a  stockholder  of the
Corporation with respect to Shares purchased upon the exercise of the Option until such Shares have been issued and delivered to the Optionee, and the issuance of Shares shall confer no retroactive right to dividends.

      5. Transfer of Option. The Option may not be transferred by the Optionee or the Permitted Transferee other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the holder of the Option only by such holder. Notwithstanding the preceding sentence, Optionee may, upon prior written notice to the Corporation, transfer this Option in whole or in part to Optionee's spouse, Ruthanne C. Koger (the "Permitted Transferee"). Any purported transfer in violation of the provisions of this Section 5 shall be null and void and of no force or effect.

      6.   Adjustments to Option.

           (a) Subdivision of Stock, etc. In the event of a stock dividend or other distribution payable in Common Stock, or any stock split or subdivision of Common Stock into a greater number of shares, the number of Shares subject to the Option immediately prior to such event shall be proportionately increased and the exercise price in effect immediately prior to such event shall be proportionately reduced, and in the event that the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the number of Shares subject to the Option immediately prior to such combination shall be proportionately reduced and the exercise price in effect immediately prior to such combination shall be proportionately increased. The parties agree that the Option will not be adjusted as a result of the cancellation of outstanding shares of Common Stock and the issuance of new shares of Common Stock pursuant to the plan of reorganization of the Corporation which has been approved by the United States Bankruptcy Court for the District of Kansas, as such plan may be amended from time to time.

           (b) Reorganization, Consolidation, Merger, etc. In the event that the Corporation shall (i) effect a reorganization or recapitalization pursuant to which all of the outstanding shares of Common Stock are converted into or exchanged for other securities or property (including cash), (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person in such a way that holders of Common Stock shall be entitled to receive securities or property (including cash) with respect to or in exchange for Common Stock; then, in each such case, the Optionee, upon the exercise of the Option at any time after the consummation of such reorganization or recapitalization, consolidation, merger or sale of assets, as the case may be, shall be entitled to receive, in lieu of the Shares subject to the Option prior to such consummation, the stock and other securities and property (including cash) to which the Optionee would have been entitled upon such consummation if the Optionee had so exercised the Option immediately prior thereto. The above provision shall apply to successive reorganizations, recapitalizations, consolidations, mergers or transfers described therein.

      7. Assumption of Risk. It is expressly understood and agreed that Optionee assumes all risks incident to any change hereafter in applicable laws or regulations and all risks incident to any change hereafter in the value of the Shares purchased hereunder or subject to the Option.

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      8. Government  Restrictions.  The obligation of the Corporation to sell or deliver Shares under the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agency as may be required.

      9. Non-Qualified Stock Option. The Option is not intended to be and shall not be treated as an Incentive Stock Option under the Internal Revenue Code of 1986, as amended.

      10. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, distributees and successors of the parties hereto, except as otherwise specifically provided herein.

      11. Complete Agreement; Amendment. This Agreement contains the entire understanding and the full and complete agreement of the parties with respect to the subject matter hereof and supercedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement signed by the parties.

      12. Action by the Corporation. Any action taken by the Corporation pursuant to this Agreement, including but not limited to the waiver of any right granted herein, shall be binding on the Corporation only if such action is expressly approved or authorized by the Board of Directors.

      13. Choice of Law. This Agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

      IN WITNESS WHEREOF, the parties hereto have executed this Option as of the day and year first above written.

                               ADVANCED FINANCIAL, INC.


                               By:__________________________
                                  Its_______________________



                               _____________________________
                               Kenneth H. Koger

                                                                        Optionee



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




                ASSIGNMENT AND ASSUMPTION OF OPTION

      KNOW THAT, KENNETH H. KOGER ("Assignor"), in consideration of TEN and NO/100 ($10.00) DOLLARS and other good and valuable consideration paid by RUTHANNE C. KOGER ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, hereby assigns unto Assignee, all of Assignor's right, title and interest in and to a certain Stock Option Agreement dated on or about February 19, 1999, by and between Assignor and Advanced Financial, Inc. ("Agreement") together with all of Assignor's right, title and interest in and to the option to purchase shares of Common Stock of Advanced Financial, Inc. under the Agreement.

      TO HAVE AND TO HOLD the same unto Assignee, her heirs and assigns forever, subject to the covenants, conditions and provisions therein contained.

      ASSIGNEE hereby assumes the performance of all of the terms, covenants, conditions and provisions of the Agreement from and after the date hereof as if Assignee had signed the Agreement as Optionee named therein as of the date hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the ____ day of February, 1999.




                               _________________________________
                               Kenneth H. Koger



                               _________________________________
                               Ruthanne C. Koger


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